Exhibit 11

                          BEN & JERRY'S HOMEMADE, INC.
                   COMPUTATION OF NET INCOME PER COMMON SHARE
                     (In thousands except per share amounts)





                                                          Thirteen weeks ended
                                                      3/30/96               4/1/95
                                                  ----------------       --------------
Primary:
Average shares outstanding                                  7,184                7,164
Net effect of dilutive stock options -
       based on the treasury stock
       method using average
       market price                                            58                   13
                                                  ----------------       --------------

                                                            7,242                7,177
                                                  ================       ==============

Net Income                                                 $1,364                 $911
                                                  ================       ==============
Per share amount                                            $0.19                $0.13
                                                  ================       ==============


Fully diluted:
Average shares outstanding                                  7,184                7,164
Net effect of dilutive stock options -
       based on the treasury stock
       method using quarter-end
       market price which is greater
       than average market price                               69                   17
                                                  ----------------       --------------

                                                            7,253                7,181
                                                  ================       ==============
Net Income                                                 $1,364                 $911
                                                  ================       ==============
Per share amount                                            $0.19                $0.13
                                                  ================       ==============